UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 6, 2024 (April 26, 2024)

Westamerica Bancorporation

(Exact name of registrant as specified in its charter)

California	001-09383	94-2156203
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification Number)

1108 Fifth Avenue San Rafael, California	94901
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (707) 863-6000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

EXPLANATORY NOTE

On April 26, 2024, Westamerica Bancorporation (the “Company”) filed with the Securities and Exchange Commission a Current Report on Form 8-K (“Original Report”). This form 8-K/A is being filed as an amendment (“Amendment No. 1”) to the Original Report to amend and restate the voting results for Proposal 1 Election of Directors. The Original Report was erroneous due to a premature release of the tabulation report. No other changes have been made to the information set forth in the Original Report. This Amendment No. 1 should be read in conjunction with the Original Report.

Section 5 – Corporate Governance and Management

Item 5.07. Submission of Matters to a Vote of Security Holders.

Proxies for the Annual Meeting of shareholders held on April 25, 2024, were solicited pursuant regulation 14A of the Securities Exchange Act of 1934. The Report of Inspector of election indicates that 23,202,228 shares of the Common Stock of the Company, out of 26,677,701 shares outstanding on the March 6, 2024 record date, were present, in person or by proxy, at the meeting. The following matters were submitted to a vote of the shareholders:

Proposal 1. Election of Directors

The shareholders elected all of the Board of Directors nominees for a term of one year, as follows:

Nominee	For	Against	Abstain	Non-Votes
Alisa Belew	20,390,192	524,696	51,405	2,235,935
E. Joseph Bowler	20,156,888	758,221	51,184	2,235,935
Martin Camsey	20,754,179	160,439	51,675	2,235,935
Melanie M. Chiesa	20,313,914	601,541	50,838	2,235,935
Michele Hassid	20,215,768	699,936	50,589	2,235,935
David L. Payne	20,505,014	410,896	50,383	2,235,935
Edward B. Sylvester	20,173,883	747,072	45,338	2,235,935
Inez Wondeh	20,243,456	671,303	51,534	2,235,935

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WESTAMERICA BANCORPORATION
(Registrant)

Date: May 6, 2024	By:	/s/ John “Robert” Thorson
John “Robert” Thorson
Senior Vice President and Chief Financial Officer

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